Exhibit 10.68.1

Portions of this document marked [*] are requested to be treated confidentially.

Execution Version

FIRST AMENDMENT

TO

RIFAXIMIN

MANUFACTURING AND SUPPLY AGREEMENT

between

SALIX PHARMACEUTICALS, INC.

and

LUPIN LTD.

Dated as of 31 March 2011

This FIRST AMENDMENT TO RIFAXIMIN MANUFACTURING AND SUPPLY AGREEMENT (this “Amendment”), dated as of 31 March 2011 (the “Amendment Effective Date”), is made by and between Salix Pharmaceuticals, Inc., a California corporation (“Salix”), and Lupin Ltd., a corporation organized under the laws of India (“Lupin”). Salix and Lupin are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties are parties to that certain Rifaximin Manufacturing and Supply Agreement, dated 30 September 2009 (the “Original Agreement”); and

WHEREAS, the Parties wish to amend the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I. AMENDMENT

The Original Agreement is hereby amended, effective as of the Amendment Effective Date, as follows:

1.1 Section 3.1 of the Original Agreement is amended to read in its entirety as follows:

3.1 Ownership of Inventions.

(a) Except as otherwise expressly provided in this Article III, each Party shall own all right, title and interest in and to any Inventions that are conceived, discovered, developed or otherwise made exclusively by or on behalf of such Party or its Affiliates, employees or contractors in performing such Party’s obligations hereunder or in respect of such Party’s activities in respect hereof. Salix hereby grants to Lupin a [*], non-exclusive worldwide license to use all such right, title and interest in and to any such Inventions that Salix may develop for the sole purpose of performing Lupin’s obligations hereunder or exercising Lupin’s rights hereunder. Lupin hereby grants to Salix a worldwide (but excluding India) irrevocable, perpetual, fully paid-up, royalty-free, non-exclusive license, with the right to enforce and to grant sublicenses through multiple tiers, to use all such right, title

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

and interest in and to any such Inventions that Lupin may develop relating to the Compound (“Compound Inventions”).

(b) Salix and Lupin shall jointly own all right, title and interest in and to any Joint Inventions; provided that for each country where a specific license is required to be granted by a Joint Invention owner to the other Joint Invention owner in order for the other Joint Invention owner to practice, use or otherwise exploit such Joint Invention in such country (i) Lupin shall, and does hereby, grant to Salix a worldwide (but excluding India), irrevocable, perpetual, fully paid-up, royalty-free, non-exclusive license, with the right to grant sublicenses through multiple tiers, under all of Lupin’s right, title and interest in and to all Joint Inventions to Exploit the Compound and Products and (ii) Salix shall, and does hereby, grant to Lupin a an irrevocable, perpetual, [*], non-exclusive license, with the right to grant sublicenses through multiple tiers, under all of Salix’s right, title and interest in and to all Joint Inventions to Exploit the Compound and Products, solely for use in India. Each of Salix and Lupin shall, and shall cause its respective Affiliates to, promptly disclose in writing to the other Party the discovery, development, making, conception or reduction to practice of any Joint Invention.

1.2 Section 3.2 of the Original Agreement is amended by deleting in the third line thereof the phrase “Compound Patents” and replacing it with the phrase “Compound Inventions.”

ARTICLE II. MISCELLANEOUS

2.1 Entire Agreement.

(a) This Amendment sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein.

(b) The Original Agreement, as amended pursuant to the terms of this Amendment, shall continue in full force and effect.

*	Confidential treatment requested; certain information omitted and filed separately with the SEC.

2.2 Additional Agreements. Simultaneously herewith, and as a condition to the Parties’ execution and delivery hereof, (a) the Parties are entering into an Amended and Restated Development, Commercialization and License Agreement and (b) the Parties are entering into a Finished Product Manufacturing and Supply Agreement.

2.3 Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of a manually executed original counterpart of each such instrument.

2.4 English Language. This Amendment shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement to be effective as of the Effective Date.

SALIX PHARMACEUTICALS, INC.	LUPIN LTD.

By:	By:
Name:	Name:
Title:	Title:

[Signature page to First Amendment to Rifaximin Manufacturing and Supply Agreement]